Exhibit 5.1

CONYERS DILL & PEARMAN

29th Floor
One Exchange Square 8 Connaught Place Central
Hong Kong

T +852 2524 7106 | F +852 2845 9268

conyers.com

7 July 2026

Matter No.: 1017747

Doc Ref: FW#111976518

(852) 2842 9521

Flora.Wong@conyers.com

Kandal M Venture Limited

Padachi Village, Prek Ho Commune

Takhmao Town, Kandal Province

Kingdom of Cambodia

Dear Sir/Madam,

Re: Kandal M Venture Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (the “Registration Statement”) and a prospectus (the “Prospectus”) to the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on or around the date of this opinion relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 30,769,230 Class A Ordinary Shares of par value US$0.00001 each of the Company (the “Class A Ordinary Shares”) issuable by the Company to the Selling Shareholder (as defined in the Prospectus) upon a conversion of the senior convertible promissory notes issued by the Company to the Selling Shareholder (as defined in the Prospectus) (the “Notes”) which are convertible into Class A Ordinary Shares or otherwise issuable in accordance with the terms of the Notes.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a draft of the Prospectus Supplement.

We have also reviewed copies of:

1.3	the second amended and restated memorandum and articles of association of the Company conditionally adopted by special resolution passed on 23 October 2024 which became effective on 26 June 2025 (the“Current M&A”);

1.4	the minutes of meetings of the board of directors of the Company held on 1 June 2026 and 4 June 2026 (collectively, the “Resolutions”);

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Beverly Y. Cheung, Anna W. T. Chong, Angie Y. Y. Chu, Alexander T. Doyle, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 24 June 2026 (the “Certificate Date”);

1.6	the executed securities purchase agreement dated as of 5 June 2026 by and between the Company and the Buyer (as defined therein) relating to the issue and subscription of the Notes (the “SPA”); and

1.7	the form of senior unsecured convertible note in respect of the Notes as set out in Exhibit A to the SPA (the “Form of Notes”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

References to the “Notes” include the notes represented by the Form of Notes, unless the context otherwise requires.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the SPA, the Form of Notes and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&A is in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon issuance of the Class A Ordinary Shares pursuant to the terms of the Notes, the Company will receive consideration at least equal to the par value of each Class A Ordinary Share;

2.8	the due execution and delivery of the SPA and each Note by each of the parties thereto and the legality, validity and binding effect under the laws of the State of Delaware (the “Foreign Laws”) of the Notes and the SPA in accordance with their respective terms;

2.9	no Class A Ordinary Share will be issued pursuant to the Notes upon or following commencement of winding up of the Company;

conyers.com | 2

2.10	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the SPA and the issuance of the Notes, and the due execution and delivery thereof by each party thereto;

2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with or declared effective by the Commission;

2.12	the Company has or will have sufficient authorised but unissued Class A Ordinary Shares to facilitate the issue of all Class A Ordinary Shares issuable pursuant to the terms of the SPA and the Notes in accordance with their respective terms;

2.13	that on the date of allotment and issuance of any Class A Ordinary Shares, the Company is and after any such allotment and issuance, will be able to pay its debts;

2.14	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion;

2.15	that the Company has not taken any action to appoint a restructuring officer; and

2.16	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	The obligations of the Company under the SPA and the Notes:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

conyers.com | 3

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the SPA and/or the documents constituting the Notes if there are other proceedings in respect thereof simultaneously underway against the Company in another jurisdiction.

3.3	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	The Class A Ordinary Shares, when issued and paid for as contemplated by and in accordance with the terms of the Resolutions, the Registration Statement, the Prospectus, the SPA and the Notes, and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

conyers.com | 4